CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectuses and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A Nos. 2-33733 and 811-1899) of our report dated April 26, 2017 on the financial statements and financial highlights of Dreyfus Research Growth Fund, Inc. (the “Fund”) included in the Fund’s annual report for the fiscal year ended February 28, 2017.

                                                                                                /s/ ERNST & YOUNG LLP

New York, New York

June 26, 2017